Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-283511) and Form S-8 (No. 333-275200) of Mach Natural Resources LP of our report dated August 1, 2025 relating to the financial statements of SIMCOE LLC, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
September 19, 2025